EXHIBIT 5.4

4500 Bankers Hall East, 855 - 2nd Street SW
Calgary, Alberta, Canada T2P 4K7
Tel: 403.298.3100 Fax: 403.265.7219
www.bennettjones.com

May 11, 2010

Cenovus Energy Inc.

4000, 421 – 7th Avenue S.W.

Calgary, Alberta, Canada T2P 4K9

Dear Sirs/Mesdames:

Re: Registration Statement on Form F-10

We hereby consent to the reference to us in the registration statement on Form F-10 to which this consent is attached (the “Registration Statement”) and the related prospectus (the “Prospectus”) of Cenovus Energy Inc. and to the use of our firm name under the headings “Enforceability of Civil Liabilities Against Foreign Persons”, “Risk Factors”, “Description of the Exchange Notes”, “Certain Canadian and United States Income Tax Considerations” and “Legal Matters” in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Bennett Jones LLP

Bennett Jones LLP

CALGARY  •  TORONTO  •  EDMONTON  •  OTTAWA